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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) November 26, 2001
                                                        -----------------

                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                      1-13793                  06-1504091
      --------                      ---------                ----------
(State or other Jurisdiction of    (Commission              (IRS Employer
incorporation or organization)     File Number)            Identification No.)

                12 E. Broad Street, Hazleton, Pennsylvania 18201
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (570) 459-3700
                                 ---------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS.
         ------------

      On November 26, 2001, Northeast Pennsylvania Financial Corp., a Delaware corporation (the "Company"), entered into a standstill agreement by and between the Company, Jewelcor Management, Inc. and Seymour Holtzman, who maintains a residence in Kingston, Pennsylvania (the "Standstill Agreement"). The Standstill Agreement provides that, upon his request and no later than March 31, 2002, the Company will appoint Mr. Holtzman to its Board of Directors for a term to expire at the 2003 annual meeting of stockholders. The Company also agreed not to remove Mr. Holtzman as a director during the term of the Standstill Agreement, other than for cause. In exchange, during the term of the Agreement, Jewelcor and Mr. Holtzman agreed to a limitation on the amount of shares of the Company's common stock they could own or sell. Further, during the term of the Agreement, Jewelcor and Mr. Holtzman agreed not to engage in a solicitation in opposition to management of the Company or to submit any of their own stockholder proposals or director nominations. The Standstill Agreement also contains various provisions governing how Jewelcor and Mr. Holtzman will vote their shares of Company common stock. The Standstill Agreement expires on October 1, 2002.

      The Standstill Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The foregoing description of the Standstill Agreement is qualified in its entirety by reference to Exhibit 2.1.

ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.
         ---------------------------------------

      Exhibit 2.1 Standstill Agreement, dated as of November 26, 2001, by and between Northeast Pennsylvania Financial Corp., Jewelcor Management, Inc. and Seymour Holtzman.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NORTHEAST PENNSYLVANIA
                                        FINANCIAL CORP.


Dated: November 28, 2001           By:  /s/ E. Lee Beard
                                        ----------------------------------------
                                        E. Lee Beard
                                        President and Chief Executive Officer